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                                                                      EXHIBIT 21

                   ECHOSTAR DBS CORPORATIONS AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES

                                                        State or Country    % of            Name Doing
Subsidiary                                              of Incorporation    Ownership       Business As

Echo Acceptance Corporation                             Colorado            100%            EAC

Dish Network Service Corporation                        Colorado            100%            DNSC
  f/k/a Dish Installation Network Corporation

Echosphere Corporation                                  Colorado            100%            Echosphere

EchoStar International Corporation                      Colorado            100%            EchoStar
                                                                                            International or EIC

EchoStar Real Estate Corporation                        Colorado            100%            EREC

EchoStar Satellite Corporation                          Colorado            100%            ESC

EchoStar Technologies Corporation                       Colorado            100%            EchoStar
  f/k/a Houston Tracker Systems, Inc.                   Texas               100%            Technologies or ETC

EchoStar Space Corporation                              Colorado            100%            Space